EXHIBIT 99.2

Torchlight Energy Resources, Inc. Prices Underwritten Public Offering of Common Stock

PLANO, TX – April 19, 2018 – Torchlight Energy Resources, Inc. (NASDAQ: TRCH), an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States, today announced the pricing of an underwritten public offering of 5,000,000 shares of its common stock at a public offering price of $1.15 per share. Torchlight Energy Resources, Inc. has also granted to the underwriter a 30-day option to acquire an additional 750,000 shares to cover over-allotments in connection with the offering. After the underwriting discount and estimated offering expenses payable by Torchlight Energy Resources, Inc., it expects to receive net proceeds of approximately $5.37 million, assuming no exercise of the over-allotment option. The offering is expected to close on or about April 23, 2018, subject to the satisfaction of customary closing conditions.

Roth Capital Partners is acting as sole manager for the offering.

Torchlight Energy Resources, Inc. intends to use the net proceeds from the offering primarily to meet its drilling obligations at its Hazel Project and Orogrande Project and for general corporate purposes.

A shelf registration statement relating to the shares of common stock to be issued in the proposed offering was filed with the Securities and Exchange Commission (the “SEC”) and has been declared effective. Copies of the prospectus supplement and accompanying prospectus will be filed with the SEC and, when available, may be obtained from Roth Capital Partners, Attention: Equity Capital Markets, 888 San Clemente Drive, Newport Beach, California 92660, by telephone at (800) 678-9147 or e-mail at rothecm@roth.com, or by accessing the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Torchlight Energy Resources, Inc.

Torchlight Energy Resources, Inc. is an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. Torchlight Energy Resources, Inc.’s primary focus has been the development of interests in oil and gas projects it holds in the Permian Basin in West Texas, including the Orogrande Project in Hudspeth County, Texas, the Hazel Project in the Midland Basin and a Project in Winkler County, Texas in the Delaware Basin.

Forward-Looking Statements

This press release may contain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as of the date of this press release, Torchlight Energy Resources, Inc.’s estimates, forecasts, projections, expectations or beliefs as to certain future events and results. Forward-looking statements and information are necessarily based on a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, technical, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, risks related to receipt of working capital, the level of success in exploration, development and production activities, industry risks, possible federal and/or state initiatives related to regulation of the oil and gas industry, environmental risks and hazards, and other risks described in Torchlight Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other filings with the SEC. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. Torchlight Energy Resources, Inc. undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. All forward-looking statements and information made in this press release are qualified by this cautionary statement.

Investor Relations Contact

Derek Gradwell
MZ Group
SVP Natural Resources
Phone: 512-270-6990
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us